IMAX CORPORATION
EXHIBIT 10.22

IMAX CORPORATION
Long Term Incentive AWARD	SARs Agreement

          This Agreement dated as of the 31st day December, 2007:
     Robert D Lister (the “Executive”) is hereby granted 60,000 stock appreciation rights (“SARs”) which shall entitle the Executive to receive in cash from the Company any increase in the fair market value of the common shares of the IMAX (the “Company”) from the fair market value thereof on the date hereof to the date of exercise of the SARs. The SARs shall vest in accordance with the following schedule:

First Exercise Date	Number of SARs
December 31, 2008	10%
December 31, 2009	15%
December 31, 2010	20%
December 31, 2011	25%
December 31, 2012	30%
     The SARs will have a 10-year term, commencing on the date of grant and, to the extent applicable, the SARs shall be governed by the provisions of the Stock Option Plan of the Company (the “Plan”), including for greater certainty, the provisions relating to the calculation of the fair market value of common shares of the Company, resignation or termination; provided, however, that to the extent any provisions of the Plan conflict with provisions of the Executive’s Employment Agreement dated as of May 17th, 1999 between IMAX Ltd, the Company and the Executive, as modified and amended by those Amending Agreements dated as of April 4, 2001, January 1, 2004, February 14th, 2006, October 5th, 2006 and as of the date hereof (together, the “Agreement”), the provisions of the Agreement shall apply. The vesting of all SARs shall be accelerated upon a “change of control” as defined in the Agreement and shall be governed, to the extent applicable, by the any other provisions in the Agreement regarding change of control. At any time and from time to time after vesting, but subject to the insider trading policy of the Company in effect at that time which shall apply to the SARs as if they were securities covered thereby, the Executive shall be entitled to exercise some or all of the vested SARs by delivering notice of exercise in writing to one of the Chief Executive Officers of the Company. Within 10 business days after receipt of such notice in writing, the Company shall pay to the Executive the amount by which the fair market value of the common shares of the Company has increased from the fair market value on the date hereof to the fair market value on the date of such notice, net of any applicable withholdings and any other amounts owing at that time by the Executive to the Company. Notwithstanding anything to the contrary contained herein, the Company shall have the right but not the obligation to cancel at any time all, or from time to time any part, of the SARs, in any case upon notice in writing to the Executive and to replace the cancelled SARS with a grant of stock options under the Plan (the “Options”) provided that (i) such Options shall have no less favorable (to the Executive) material terms and conditions as, and are in such number as are of equivalent value to, the cancelled SARs, and (ii) the Company cannot replace cancelled SARs with stock options if such options have a higher exercise price than the fair market value of the common shares of the Company on the date hereof.
     The SARs (Options) granted hereunder shall otherwise be treated in accordance with the terms of Section 2.3 of the Agreement.
     Neither the execution and delivery hereof nor the granting of the SARs shall constitute or be evidence of any agreement or understanding, express or implied, on the part of IMAX or any of its subsidiaries to employ or continue the employment of the Executive for any period.

     Any notice given hereunder to IMAX shall be addressed to IMAX Corporation, Attention: Co -Chief Executive Officer, 110 E 59th St New York, NY 10022 and any notice given hereunder to the Executive shall be addressed to the Executive at the Executive’s address as shown on the records of IMAX.
          The Executive agrees to be bound by the terms and conditions hereof and of the Plan, all of which shall be governed by the laws of the Province of Ontario. The Executive acknowledges having reviewed and understood all of the terms and conditions of this Agreement and the Plan.
IN WITNESS WHEREOF IMAX, by its duly authorized officers, and the Optionee have executed this Agreement in duplicate as of the day and year first above written.

IMAX CORPORATION

“Robert D. Lister” Robert D Lister	By:	“G. Mary Ruby”

	By:	“Edward MacNeil”